Exhibit 3.8

AMENDMENT NO. 4 TO

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

KADMON HOLDINGS, LLC

This Amendment No. 4 (“Amendment”), dated as of June 8, 2016 (the “Amendment Date”), to the Second Amended and Restated Limited Liability Company Agreement, dated as of June 27, 2014, as amended (the “Agreement”), of Kadmon Holdings, LLC, a Delaware limited liability company (the “Company”), is executed as of the Amendment Date by Members constituting the Required Holders (as defined below).  Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement.

WHEREAS, Section 14.2 of the Agreement provides, in pertinent part, that the Agreement may be amended if such amendment is in writing and approved by the Board of Managers and, (a) in the case of an amendment that is specific to certain provisions of the Agreement, with the prior written consent of the holders satisfying the requirements for a Special Approval Vote and (b) in the case of an amendment that is specific to the rights, privileges or other characteristics of Class E Units as a whole, with the prior written consent of the holders of at least a majority of the outstanding Class E Units (the holders described in clauses (a) and (b), collectively, the “Required Holders”);

WHEREAS, the Board of Managers has approved this Amendment and the Members signatory hereto desire to amend the Agreement in accordance with Section 14.2 of the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

Section 1.              Amendments to the Agreement.

(a)           Section 1 of the Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order:

“Exchange Agreement” shall mean that certain exchange agreement, dated as of June 8, 2016, by and among the Company, Kadmon Pharmaceuticals, LLC, and the investors listed on Annex I thereto.

(b)           Section 6.2(f) of the Agreement is hereby amended and restated in its entirety to read as follows (with deletions indicated by strikethrough and additions indicated by double underline):

(f)            The preemptive rights established by this Section 6.2 shall have no application to Membership Interests:

(i) issued pursuant to any warrants, options or other instruments convertible into or exchangeable for Units issued after the date of this Agreement, provided that the preemptive rights established by this Section 6.2 applied with respect to the initial sale or grant by the Company of such warrants, options or other instruments;

(ii) issued for consideration other than cash pursuant to the acquisition of another business pursuant to a merger, consolidation, acquisition or similar business combination;

(iii) issued to strategic partners, or in connection with the establishment of strategic relationships, in each case including any Affiliate of the Company;

(iv) issued or issuable to employees, advisors or consultants, including in connection with, or pursuant to, one or more of the Company’s incentive plans (including the Company’s Incentive Plan and 2011 Equity Incentive Plan) in effect from time to time, but not including those issued or issuable to advisors and consultants in (ix) below;

(v) issued to the holders of Class B Units, Class C Units and Class D Units upon conversion of such Class B Units or Class C Units or Class D Units in connection with a Conversion Event;

(vi) consisting of Class A Units issued concurrently with the funding of the term loans by the Lenders (as defined in the Credit Agreement) pursuant to the Credit Agreement;

(vii) consisting of the warrants entered into on June 17, 2013 (and Class A Units issuable upon exercise of such warrants) and senior secured convertible loans issued concurrently with the funding of a senior secured convertible credit agreement entered into on June 17, 2013 and amended to increase the original principal amount thereunder by $14 million on December 20, 2013 (and Class A Units issuable upon conversion of such senior secured convertible loans), provided that such warrants (and the warrant agreements entered into concurrently therewith) and such senior secured convertible loans (and the senior secured convertible credit agreement entered into concurrently therewith) shall not be further amended in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein other than (A) any such amendment to the senior secured convertible loans entered into on or prior to December 31, 2014 (as so amended, the “Amended Convertible Loan Agreement”) to provide for (x) additional senior secured convertible loans up to $10 million in original principal amount and (y) a reduction of the conversion price on the aggregate principal amount of all loans issued under the senior secured convertible loan agreement to the lesser of $12.00 and 84.75% of the price per unit (or equivalent security) in the Company’s initial public offering (the “IPO Price”), subject to further adjustment as provided in the Amended Convertible Loan Agreement and (B) any such amendment to the warrants and/or warrant agreements entered into on or prior to December 31, 2014 (the warrants as so amended, the “Amended Warrants”) to provide for the immediate vesting (in full) of such warrants and a reduction in the strike price of such warrants to the lesser of $9.50 and 85% of the IPO Price, subject to further adjustment as provided in such Amended Warrants (with any Class A Units issuable and issued under the Amended Warrants (and warrant agreements) and the senior secured convertible credit loans (and senior secured convertible credit agreement) as the result of such amendments and such additional senior secured convertible loans also being exempt from the pre-emptive rights established by Section 6.2);

(viii) issued in a transaction that values the equity of the Company (prior to such transaction) in excess of the greater of $500,000,000 or $10.00 per Class A Unit (appropriately adjusted for stock splits, stock dividends, recapitalizations, stock combinations or like transactions occurring after June 17, 2013);

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(ix) consisting of those Class A Units issuable under (a) the Class A Unit Purchase Warrants No. 1 and No. 2, dated October 31, 2011, and (b) Class A Unit Purchase Warrant Nos. 4 through 35 each dated April 16, 2013 (including  in each case ((a) and (b)) the issuance of such Class A Unit Purchase Warrants), which in each case ((a) and (b)) shall not be amended after June 17, 2013 in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein;

(x) Class E Units of any series with an aggregate Class E Original Issue Price of up to $85~~75~~,000,000;

(xi) Class A Units issued to holders of Class E Units upon conversion of such Class E Units; ~~and~~

(xii) consisting of the warrants (and Class A Units issuable upon exercise of such warrants), senior secured convertible loans (and Class A Units issuable upon conversion of such senior secured convertible loans) which amend and restate certain loans described in clause (vii) above, and second-lien convertible PIK notes (and Class A Units issuable upon conversion of such notes), each entered into on or about August 28, 2015 (and any second-lien convertible PIK notes (the “Delayed PIK Notes”) issued within 120 days after such date on terms that are otherwise the same in all material respects as such initially issued second-lien convertible PIK notes), provided that such warrants (and the warrant agreements entered into concurrently therewith), such senior secured convertible loans (and the senior secured convertible credit agreement entered into concurrently therewith), and such second-lien convertible PIK notes shall not be amended after their initial issuance (except (1) to provide for the issuance of the Delayed PIK Notes, and (2) to reduce the conversion price for such senior secured convertible loans and such second-lien convertible PIK notes (including the Delayed PIK Notes) to the lesser of $12.00 and 80% of the IPO Price, subject to further adjustment as provided in such senior secured convertible credit agreement and such second-lien convertible PIK notes (the “Adjusted Conversion Price”)) in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein; and

(xiii)        issued or issuable pursuant to the Exchange Agreement (including the shares of 5% Convertible Preferred Stock of the corporate successor to the Company, and any shares of common stock of such corporate successor to the Company that are issued or issuable upon conversion of such preferred stock);

provided, however, that the Membership Interests issued pursuant to clauses (ii), (iii) and (iv) of this Section 6.2(f) shall not exceed, in the aggregate, 20% of the outstanding Class A Units on a Fully-Diluted Basis plus (solely under clause (iv)) 5,000,000 Class A Units; provided further, that the Membership Interests issued pursuant to clause (iv) of this Section 6.2(f) shall not (x) exceed, in the aggregate, 7.5% of the outstanding Class A Units on a Fully-Diluted Basis plus 5,000,000 Class A Units, (y) be issued in any form other than options to purchase Class A Units under the Company’s incentive plans at a strike price no less than the low range of the price per Class A Unit as determined by an independent third party appraisal firm of national repute within three months of any such issuance, (z) be

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issued or granted to any Person who is not an active employee or director of the Company at the time of such issuance or grant (provided that no such issuance or grant shall be made to Samuel D. Waksal), (aa) as to any Membership Interests issued or granted to the Company’s employees and directors of the Company, exceed, in the aggregate, 7.5% of the outstanding Class A Units on a Fully-Diluted Basis, and (bb) as to any Membership Interests issued or granted in 2015 to the Company’s chief executive officer, exceed, in the aggregate, 5,000,000 Class A Units.  In no event shall any Member, the Company or Affiliate of the Company or any Member be entitled to receive Membership Interests pursuant to items (ii) or (iii) without the approval of Members holding a majority of the outstanding Class A Units (including holders of Class E Units voting on an as-converted basis determined pursuant to Section 3.1(h)(ii)(B)(II)), excluding from such approval vote any holders of Class A Units or Class E Units who (or whose Affiliates) would receive Membership Interests under such issuance.

(c)           The ten Business Day prior notice requirement contained in the definition of “Special Approval Vote” is hereby waived, solely with respect to the matters approved in this Amendment, and such waiver shall be deemed an amendment of such definition solely with respect to the matters approved in this Amendment.

Section 2.              Additional Consents. To the extent that the consent of any Person signatory hereto is required in connection with this Amendment (or the issuance of any Units contemplated by this Amendment) pursuant to any agreement with the Company (whether in such Person’s capacity as a Member, a lender, a warrant holder, a note holder, or otherwise), such consent is hereby granted by such Person in all such capacities. To the extent that any Person signatory hereto would otherwise be entitled to preemptive rights, anti-dilution protection, or other similar rights as a result of the execution and delivery of this Amendment or the Company’s performance of the transactions contemplated thereby (including the issuance of any Units contemplated by this Amendment), such rights are hereby waived.

Section 3.              Full Force and Effect.  Except as expressly provided for in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.  This Amendment is limited as written and shall not be deemed to be an amendment, modification or supplement of, or a consent to or waiver of any other term or condition of the Agreement or any other document.

Section 4.              Conflict.  In the event of any conflict between the terms and conditions of this Amendment and the Agreement, this Amendment shall govern and prevail in all respects.

Section 5.              Effect of Amendment.  From and after the execution of this Amendment, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

Section 6.              Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.  ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE

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PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 7.              Headings and Captions.  All headings and captions contained in this Amendment are inserted for convenience only and shall not be deemed a part of this Amendment.

Section 8.              Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.  This Amendment may be executed and delivered via telecopier machine or other form of electronic delivery by the parties, which shall be deemed for all purposes as an original.

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Next page is signature page.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Aeon Multi Opportunity Fund I LLC
Please print or type name of Member above

By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Manager

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Aeon Multi Opportunity Fund II LLC
Please print or type name of Member above

By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Manager

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Aeon Multi Opportunity Fund I Cayman LP
Please print or type name of Member above

By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Manager

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Aeon Partners
Please print or type name of Member above

By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Partner

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Alpha Spring Limited
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By:	/s/ Zan Shengda
Name:	Zan Shengda
Title:	Director

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Andrea F. Rabney
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By:	/s/ Andrea F. Rabney
Name:	Andrea F. Rabney
Title:	President & CEO

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Auriga Global Investors SV, SA
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By:	/s/ Iñigo Resusta
Name:	Mr. Iñigo Resusta
Title:	Chairman

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Auriga Investors Montserrat Global Fund
Please print or type name of Member above

By:	/s/ Iñigo Resusta
Name:	Mr. Iñigo Resusta
Title:	Chairman

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

MEMBER:

For any member that is not an individual:

BPC Opportunities Fund LP

By: Beach Point Capital Management LP

Its Investment Manager

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By:	/s/ Allan Schweitzer
Name:	Allan Schweitzer
Title:	Executive Managing Director

For any member that is not an individual:

Beach Point Total Return Master Fund, L.P.

By: Beach Point Capital Management LP

Its Investment Manager

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By:	/s/ Allan Schweitzer
Name:	Allan Schweitzer
Title:	Executive Managing Director

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

[ILLEGIBLE]
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By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

[ILLEGIBLE]
Please print or type name of Member above

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Director

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

David Pitts
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By:	/s/ David Pitts
Name:	David Pitts
Title:

FARALLON CAPITAL PARTNERS, L.P.

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By: Farallon Partners, L.L.C., their General Partner

By:	/s/ Raj Patel
Name: Raj Patel
Title: Managing Member

FARALLON CAPITAL AA INVESTORS, L.P.

By: Farallon AA GP, L.L.C., its General Partner

By:	/s/ Raj Patel
Name: Raj Patel
Title: Managing Member

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

GN3 SIP LTD.

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

GOLDENTREE 2004 TRUST

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

GOLDENTREE ENTRUST MASTER
FUND SPC ON BEHALF OF AND FOR
THE ACCOUNT OF SEGREGATED
PORTFOLIO I

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

GOLDENTREE MASTER FUND, LTD.

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

GT NM, LP

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Joshua Rabinowitz
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By:	/s/ Joshua Rabinowitz
Name:
Title:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Kadmon I, LLC
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By:	/s/ Steven N. Gordon
Name:	Steven N. Gordon
Title:	Managing Member

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

[ILLEGIBLE]

Please print or type name of Member above

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Director

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

PennantPark Investment Corporation

Please print or type name of Member above

By:	/s/ Aviv Efrat
Name:	Aviv Efrat
Title:	CFO

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

SAN BERNARDINO COUNTY
EMPLOYEES’ RETIREMENT
ASSOCIATION

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

SBI Holdings, Inc.

Please print or type name of Member above

By:	/s/ Takashi Nakagawa
Name:	Takashi Nakagawa
Title:	Representative Director, Senior Executive Vice President & Co-COO

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

SPCP GROUP, LLC

By:	/s/ David Steinmetz
Name:	David Steinmetz
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

STELLAR PERFORMER GLOBAL SERIES: SERIES G — GLOBAL CREDIT

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt